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Form 8-K Current Report as amended effective August 23, 2004.


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                                 UNITED STATES


                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) January 25, 2005


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.03  Bankruptcy or Receivership

(b) On January 25, 2005, the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") entered an order confirming the First Amended Plan of Reorganization of Reliance Financial Services Corporation Under Chapter 11 of the Bankruptcy Code (the "Plan"), filed by the Official Unsecured Creditors' Committee (the "Creditors' Committee") for the Registrant and Reliance Financial Services Corporation, the largest subsidiary of the Registrant ("RFSC" and together with the Registrant, the "Debtors"). The Creditors' Committee was the proponent of the Plan within the meaning of the Bankruptcy Code. The effective date of the Plan has not yet occurred. Technical amendments to the Plan may be made prior to the Plan's effectiveness. No plan of reorganization has been filed with respect to the Registrant.

The following is a summary of the material features of the Plan and is qualified in its entirety by reference to the Plan itself. A copy of the Plan is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the Plan also is currently available at the Bankruptcy Court's website located at http://www.nysb.uscourts.gov.

The Plan provides that each holder of a claim under the Credit Agreement, dated as of November 1, 1993 (as amended and restated as of April 25, 1995, and amended and/or modified through June 12, 2001), among, inter alia, the Debtors and certain institutions party thereto, will receive its pro rata share of the stock of reorganized RFSC and its pro rata share of certain litigation proceeds.

Each holder of general unsecured claims against RFSC will receive its pro rata share of certain litigation proceeds.

The holders of post-petition administrative claims, unsecured priority claims and priority tax claims will be paid in full or otherwise treated such that they will be unimpaired under the Plan.

RFSC's existing equity securities will be cancelled and the holders of such securities will receive no distributions under the Plan on account thereof. It is estimated that 100,000 shares of stock of reorganized RFSC, at no par value per share, will be issued pursuant to the Plan. The stock of reorganized RFSC will not be listed on any exchange or quotation system. As set forth more fully in the Plan, there will be restrictions on the transfer of the stock of reorganized RFSC.

Reference is made to the Debtors' Monthly Operating Report for December 2004, which is attached hereto as Exhibit 99.1 and incorporated by reference.


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The information contained in this Monthly Operating Report is preliminary and subject to revision, and the Registrant cautions readers not to place undue reliance upon this information. This Monthly Operating Report is unaudited, in a format prescribed by the applicable bankruptcy laws, and does not contain all of the information necessary to be in conformity with generally accepted accounting principles. The information in this Monthly Operating Report might not be indicative of the Registrant's financial condition or operating results for the period that would be reflected in the Registrant's consolidated financial statements or in report pursuant to the Securities Exchange Act of 1934. The information set forth in this Monthly Operating Report should not be viewed as indicative of future results and should not be used for investment purposes.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

2.1 First Amended Plan of Reorganization of Reliance Financial Services Corporation Under Chapter 11 of the Bankruptcy Code, dated December 7, 2004.

99.1     Debtors' Monthly Operating Report for December 2004.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Reliance Group Holdings, Inc.

Dated: January 31, 2005

                                     /s/ Paul W. Zeller
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                                     By: Paul W. Zeller
                                     Title: President & CEO